SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LODGE BAY OIL & GAS CORP.
(Exact name of registrant as specified in its charter.)

Nevada	**98-0441419**
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

4 – 3750 Edgemont Blvd
North Vancouver, BC V7R 2P7
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	**Name of each exchange of which each class is to be registered**
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[x]

Securities Act registration statement file number to which this form relates: **Form SB-2; File No. 333-132236**

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-132236) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-132236 on March 6, 2006. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Stepp Law Group, a professional corporation.
10.1	Agreement with Odin Capital Inc. Dated September 23, 2005
10.2	Lending Agreement with Barry Swanson.
23.1	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants.
23.2	Consent of Stepp Law Group, a professional corporation.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 9th day of April, 2007.

LODGE BAY OIL & GAS CORP.
(Registrant)

BY: /s/ Barry Swanson
Barry Swanson, President, Secretary, Principal Executive Officer, Principal Financial Officer, and sole Director